Exhibit 99.1

NEWS RELEASE
Lakes Entertainment, Inc.
130 Cheshire Lane
Minnetonka, MN 55305
952-449-9092
952-449-9353 (fax)
www.lakesentertainment.com
(LACO)

FOR FURTHER INFORMATION CONTACT:

Timothy J. Cope 952-449-7030
FOR IMMEDIATE RELEASE:
Tuesday, December 12, 2006
LAKES ENTERTAINMENT, INC. ANNOUNCES
NEW MEMBER OF BOARD OF DIRECTORS
MINNEAPOLIS, December 12, 2006 — Lakes Entertainment, Inc. (Nasdaq: LACO) announced today that Mr. Richard White has been appointed to fill a vacancy on the Board of Directors of the Company.
Mr. White has been a Managing Director and head of Private Equity Investment Department of Oppenheimer & Co. since 2004. Prior to that position, Mr. White served as President of Aeolus Capital Group, LLC and as a Managing Director of CIBC Capital Partners. Mr. White is currently a director of ActivIdentity Corporation (Nasdaq: ACTI), Escalade, Incorporated (Nasdaq: ESCA) and G-III Group. Ltd (Nasdaq: GIII).
Lyle Berman, Chairman of Lakes’s Board stated, “Rick brings significant experience in the financial markets and public company governance to our Board and we look forward to his valuable insights as we continue to move forward with the Company.”
About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California, and Oklahoma, a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 61% of WPT Enterprises, Inc. (Nasdaq: WPTE), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour ® television series, the licensing and sale of branded consumer products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; continued contracts with the Pawnee Nation as a result of the change in its business council membership; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the Company’s consolidated results of operations or the market value of the WPTE shares held by the Company, including WPTE’s significant dependence on the Travel Channel as a source of revenue; the potential that WPTE’s television programming will fail to maintain a sufficient audience; difficulty of predicting the growth of WPTE’s online casino business, which is a relatively new industry with an increasing number of market entrants; the increased time, cost and expense of developing and maintaining WPTE’s own online gaming software; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.